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                                                                   Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania

We consent to the use in this Registration Statement of Entercom Communications Corp. on Form S-1 of our report dated December 31, 1998 (January 26, 1999 as to Notes 10 and 13) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated December 31, 1998 (January 26, 1999 as to Notes 10 and 13) related to the financial statement schedule included elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
September 1, 1999
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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Entercom Communications Corp.:

We have audited the financial statements of Entercom Communications Corp. (the "Company") as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, and have issued our report thereon dated December 31, 1998 (January 26, 1999 as to Notes 10 and 13) (which express an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14) (included elsewhere in this Registration Statement). Our audits also include the financial statement schedule listed in
Item 16(b) of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 31, 1998
(January 26, 1999 as to Notes 10 and 13)
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                                                                   Exhibit 23.01


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Entercom Communications Corp.:

We have audited the accompanying consolidated balance sheets of Entercom Communications Corp. (formerly Entertainment Communications, Inc.) and subsidiaries (the "Company") as of September 30, 1997 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Entercom Communications Corp. and subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 14 to the consolidated financial statements, the accompanying consolidated financial statements for the years ended September 30, 1997 and 1998 have been restated.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 31, 1998
(January 26, 1999 as to Notes 10 and 13)